UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2007

ENCOMPASS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-82608	95-4756822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

1005 Terminal Way, Suite 110, Reno NV 89502-2179
(Address of principal executive offices) (Zip Code)

(775) 324-8531
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3- Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On April 12, 2007, the Registrant issued to Rotary Engines, Inc. (“Rotary”) 204,850,779 shares of the Registrant’s Common Stock. The Common Stock was issued in satisfaction of the Registrant’s Non-Negotiable Promissory Note dated April 3, 2006, which was issued to Rotary as part of the acquisition of the assets of Rotary by the Registrant’s second-tier subsidiary, Rotary Engine Technologies, Inc. (“RETI”), which acquisition was disclosed in the Registrant’s 8K report filed March 31, 2006. The Common Stock issued to Rotary represents 78 % of the Registrant’s currently issued and outstanding Common Stock.

Section 5- Corporate Governance and Management

Item 5.01. Changes in Control of Registrant

On April 12, 2007, the Registrant issued to Rotary Engines, Inc. (“Rotary”) 204,850,779 shares of the Registrant’s Common Stock. The Common Stock was issued in satisfaction of the Registrant’s Non-Negotiable Promissory Note dated April 3, 2006, which was issued to Rotary as part of the acquisition of the assets of Rotary by the Registrant’s second-tier subsidiary, Rotary Engine Technologies, Inc. (“RETI”), which acquisition was disclosed in the Registrant’s 8K report filed March 31, 2006. The Common Stock issued to Rotary represents 78 % of the Registrant’s currently issued and outstanding Common Stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has  duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HOLDINGS, INC.

Dated: April 18 2007	By:	/s/ Arthur N. Robins
Chief Executive Officer